Exhibit 99.2


              Exhibit 8.4 to the Registration Statement on Form S-4
                          (Registration No. 333-69004)

                              [Form of Tax Opinion]

              [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]



[Month] [Day], 2001

General Semiconductor, Inc.
10 Melville Park Road
Melville, New York 11747-3113


      Re:   U.S. Federal Income Tax Opinion


Ladies and Gentlemen:

      We have acted as special counsel to General Semiconductor, Inc. ("Company"), a Delaware corporation, in connection with the proposed merger (the "Merger") of Vishay Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Vishay Intertechnology, Inc. ("Parent"), a Delaware corporation, with and into Company, with Company surviving the Merger. The Merger will be consummated pursuant to the Agreement and Plan of Merger, dated as of July 31, 2001, by and among Parent, Merger Sub, and Company (the "Merger Agreement"). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

      Pursuant to Section 6.03(e) of the Merger Agreement, you have requested that we render the opinion set forth below. In reaching the opinion expressed below, we have reviewed and relied on (i) the Merger Agreement, (ii) the Registration Statement of Parent on Form S-4 filed in connection with the Merger (the "Registration Statement"), (iii) the Joint Proxy Statement/Prospectus of Parent and Company, dated [month] [day], 2001, with respect to the Merger (the "Joint Proxy Statement/Prospectus"), (iv) representations made by Parent, Merger Sub, and Company contained, respectively, in the certificates of the officers of Parent, Merger Sub, and Company dated the date hereof (the "Officer's Certificates"), and (v) such other documents, information and materials as we have deemed necessary or appropriate. In reviewing these documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

      In addition, we have assumed that (i) all parties to the Merger Agreement and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Merger Agreement and such other documents, and
(ii) the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed, without independent investigation or verification, that (i) all representations contained in the Merger Agreement, as well as those representations contained in the Officer's Certificates are true, accurate and complete in all respects at the Effective Time; and (ii) any representations in the Officer's Certificates "to the best knowledge of" or similarly qualified are true, accurate and complete in all respects at the Effective Time without such qualification.

      The opinion expressed herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations, and existing judicial decisions and administrative pronouncements, all of which are subject to change at any time, possibly with retroactive effect. We assume no obligation to modify or supplement this opinion if, after the date hereof, any such provisions, Treasury regulations, decisions or pronouncements change or we become aware of any facts that might change our opinion or for any other reason. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

      This letter addresses only the specific United States federal income tax consequences of the Merger and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use or other tax consequences that may result from the Merger.

      Based upon and subject to the foregoing and to the qualifications and limitations set forth herein, and in reliance upon the representations and assumptions described above, we are of the opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

      The foregoing opinion reflects our legal judgment solely on the issue expressly presented and discussed herein. Our opinion is limited to legal rather than factual matters. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court having jurisdiction over the issue will agree with this opinion. Moreover, if the Merger is effected on a factual basis different from that contemplated in the Merger Agreement, the Joint Proxy Statement/Prospectus, or the representations contained in the Officer's Certificates, the opinion expressed herein may be inapplicable.

      The opinion expressed herein is solely for the benefit of Company and the holders of outstanding common stock of the Company at the time of the Merger, and may not be relied on in any manner or for any purpose by any other person or entity or otherwise referred to in any document without our prior express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


      Very truly yours,




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      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON